Exhibit 99.1

Vycor Medical Releases Financial Results for the three months ended March 31st, 2015

BOCA RATON, FL (May 15, 2015) – Vycor Medical, Inc. (“Vycor”) (OTCQB—VYCO), today announced financial results for the three months ended March 31, 2015.

Company Highlights

Vycor VBAS
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ViewSite Brain Access System (VBAS) has continued to gain traction through product approval in 9 new U.S. hospitals during the three months, and is now approved in more than 190 hospitals in the U.S. with additional hospitals in the approval process.

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Scientific data on VBAS' clinical advantages continues to be built with the publication of 3 important new peer review studies. Surgeons from Weill Cornell Medical College had two papers detailing their work on minimally invasive neurosurgical approaches using VBAS published in March 2015, including one in the prestigious Journal of Neurosurgery which featured VBAS on its front cover; and surgeons from Sapporo Medical University in Japan published a study of 18 patient surgeries using VBAS, the conclusion of which was: “We believe that this technique [rigid endoscope resection through VBAS] is a safer, more reliable, and less invasive method for the treatment of deep-seated brain tumors”. Peer reviewed clinical data is very important in driving surgeon and hospital adoption which in turn drives revenues.

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Acquired a portfolio of two US pending patents, and had an existing patent allowed, directed to novel neuro-navigation systems for neurosurgical access systems. The company is in the advanced stages of manufacturing preparation on a new set of four new VBAS devices designed to be fully integrated with selected Image Guided Systems (IGS), and the patent purchase and allowance strengthens Vycor’s position in respect of this strategy. Management strongly believes that the existing VBAS rigid structure lends itself well to being incorporated into IGS surgery. IGS is becoming increasingly common in minimally invasive surgery, particularly in the larger hospitals, and management believes the Company will be well placed to capitalize on this growing trend.

NovaVision
●	Following the receipt of approval from HealthSouth to offer the NovaVision VIDIT diagnostic device, NovaVision commenced marketing to the network of rehabilitation centers in the U.S.
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Completed development in March 2015 of its VRT restoration, re-engineering the therapy to be internet-delivered and streamlining business processes to enable a significant reduction in cost to the patient. This will be commercially launched during the second quarter and provided in a therapy suite with its complementary NeuroEyeCoach compensation therapy.

●	Launched two Professional versions of NeuroEyeCoach™ for rehab centers or other clinics to treat patients while in their care, and for physicians.
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NovaVision is now positioned, for the first time, with the suite of therapies and product offerings to deliver on our strategic vision: to provide a clinically supported, affordable and scalable visual therapy solution offering broad benefits to those suffering visual impairment following neurological damage; and to offer solutions for both patients and physicians alike.

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Received approval for and entered into agreement to offer its VIDIT diagnostic device throughout the 100+ network of HealthSouth rehabilitation centers in the U.S., further validating the NovaVision’s technology and therapies.

Peter Zachariou, Chief Executive Officer of Vycor, commented: “We continue to make good progress with our VBAS product and the new studies we are anticipating this year together with the launch of additional products makes me confident this will translate into increased VBAS penetration and greater market acceptance during the course of this year. NovaVision addresses a substantial and largely unaddressed market opportunity. With the launch of Internet-delivered VRT this quarter NovaVision is now positioned, for the first time, with the suite of therapies and product offerings to deliver on our strategic vision: to provide a clinically supported, affordable and scalable visual therapy solution offering broad benefits to those suffering visual impairment following neurological damage; and to offer solutions for both patients, physicians and rehab centers alike”.

Financial Results

For the period ended March 31, 2015, the Company reported revenue of $328,552, an 8% decrease over 2014. The Vycor Medical division (VBAS) generated revenue of $258,849, a decrease of $4,862 or 2% compared to the same period in 2014, which reflected additional revenue from fulfillment of backlog. Revenue for the period ended March 31, 2015 represented an increase of $76,564 or 42% over the three months ended December 31, 2014. Gross profit for 2014 was $276,860, a 12% decrease over 2014, a margin of 84% versus 88% in 2014.

	Three months ended
	March 31,		%
	2014	2013	change
Revenue
Vycor Medical	$258,849	$263,711	-2%
NovaVision	69,703	94,411	-26%

Total Revenue	$328,552	$358,122	-8%

Gross Profit
Vycor Medical	$219,051	$233,409	-6%
NovaVision	57,809	81,756	-29%

Total Gross Profit	$276,860	$315,165	-12%

For the three months ended March 31, 2015 the Company reported non-GAAP Operating Expenses of $738,410 compared to $635,893 in the same period in 2014. The non-GAAP net operating loss was $461,550 compared to $320,728 in 2014, and the non-GAAP net loss was $473,388. The increase in expenses in Q1 is as a result of Vycor’s development work in both divisions and substantially increased marketing activities in NovaVision related to the preparation for the launch of new products.

Cash and cash equivalents were $1.3 million at March 31, 2015 and Shareholders’ Equity was $2.4 million.

Reconciliation of Non-GAAP Information and Pro Forma Balance Sheet

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based, one-time Offering costs and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses of $885,177, a net operating loss of $608,317, a net loss of $724,180 and a loss of $0.07 per share.

Vycor’s GAAP operating costs for the three months ended March 31, 2015 include non-cash amortization of acquired intangible assets ($58,617) and non-cash stock compensation charges ($88,150). Vycor’s other expense includes change in the value of warrant derivative liability (loss of $12,153) and loss on foreign currency exchange ($91,872). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, Operating Expenses for the three months ended March 31, 2015 were $738,410, non-GAAP net operating loss was $608,316, and non-GAAP net loss was $473,388 or $0.04 per share.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss
(audited)

	For the three months ended
	March 31,
	2015	2014
Revenue	$328,552	$358,122

Cost of Goods Sold	51,692	42,957

Gross Profit	276,860	315,165

Operating expenses:
Research and development	23,226	15,356
Depreciation and Amortization	82,649	94,096
General and administrative	779,302	1,198,252

Total Operating expenses	885,177	1,307,704

Operating loss	(608,317)	(992,539)

Other expense
Interest expense – Related Party	-	(33,829)
Interest expense - Other	(11,838)	(14,294)
Gain (loss) on foreign currency exchange	(91,872)	(632)
Change in fair value derivative liability	(12,153)	253,284
Total Other expense	(115,863)	204,529
Loss before Provision for Income Taxes	$(724,180)	$(788,010)

Provision for income taxes	-	-

Net Loss	$(724,180)	$(788,010)

Preferred dividends	(82,446)	-

Net Loss available to common shareholders	$(806,626)	$(788,010)

Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	(99,653)	522

Net Comprehensive Loss	$(906,279)	$(787,488)

Loss Per Share
Basic and diluted	$(0.07)	$(0.09)

Weighted Average Number of Shares Outstanding	10,845,092	8,995,082

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Loss
(unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP Operating Expenses	$885,177	$1,307,704

Non-cash amortization of acquired
intangible assets (1)	(58,617)	(58,617)
Non-cash stock-based
compensation (2)	(88,150)	(168,655)

Offering Costs (3)	-	(444,539)
Total Non-GAAP Operating
Expense Adjustments	(146,767)	(671,811)

Non-GAAP Operating Expenses	$738,410	$635,893

GAAP Operating Loss	$(608,316)	$(992,539)

Non-GAAP Operating Expense
Adjustments, as above	146,767	671,811

Non-GAAP Operating Loss	$(461,550)	$(320,728)

GAAP Net Loss	$(724,180)	$(788,010)

Non-GAAP Operating Expense
Adjustments, as above	146,767	671,811
Change in value of derivative
liability (4)	12,153	(253,284)
(Gain) loss on foreign currency
exchange (5)	91,872	632

Non-GAAP Net Loss	$(473,388)	$(368,851)

Non-GAAP Loss Per Share
Basic and diluted	$(0.04)	$(0.04)

Weighted Average Number of
Shares Outstanding	10,845,092	8,995,082

(1) Non-Cash Amortization on acquired intangible assets. These are non-cash charges related to acquired intangible assets such patents and software which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance, and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based awards issued to employees, outside directors and non employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

(3) Offering Costs comprises the broker commissions, banking fees, legal fees and other costs associated with the five separate closings of an offering of units of Common Stock and Warrants (the "Offering") during the period January to April, 2014. These costs are one-time for the period of the Offering and are disregarded by management in evaluating and predicting earnings trends and are therefore excluded by us when presenting non-GAAP financial measures.

(4) Derivative Liability: Warrant. The Company accounts for the remaining 34,723 Series A Warrants issued in connection with the Offering which still carry anti-dilution rights in accordance with the guidance contained in ASC 815-40-15-7D, whereby under that provision, because they have anti-dilution rights, they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised or until the anti-dilution provisions contained within the warrant agreements expire, and is classified in the balance sheet as a current liability. Because this treatment is limited in time and is calculated using subjective valuation assumptions, we believe that the exclusion of the derivative liability on the balance sheet, and the change in valuation on the statement of operations, allows for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(5) Gain (loss) on foreign currency exchange comprises the fluctuations on the foreign exchange rates on the revaluation of monetary assets and liabilities denominated in currencies other than the local functional currency of the relevant subsidiary. This includes third party receivables and payables as well as intercompany loans. All subsidiaries receive funding via intercompany loans that are denominated in US dollars and any changes to the relevant exchange of the local functional currency requires the company to recognize a transaction gain or loss. Because these or gains or losses are non cash and unrealized we believe that the exclusion of the losses allow for a more accurate reflection of our financial results, and has therefore been excluded by us when presenting non-GAAP financial measures.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB—VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue.

Vycor Medical’s ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge. VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. The company is ISO 13485:2003 compliant, has U.S. FDA 510(k) clearance for brain and spine surgeries and full regulatory approvals for brain in Australia, Canada, China, Europe (EU – Class III), Korea and Japan and is seeking or has partial regulatory approvals in Brazil, India, Russia, Taiwan and Vietnam. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments. The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries. VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any Physician. VRT also has CE Marking for the EU. NovaVision also provides Neuro Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect.

The Company has also developed a therapy called NeuroEyeCoach™. The NeuroEyeCoach™ therapy is highly complementary to VRT™. The two therapies address different visual disabilities each of which results from neurologically-induced vision loss – a loss of visual field as well as difficulty with eye movement, affecting the ability to integrate visual information. VRT provides partial restoration of the patient’s lost visual field; NeuroEyeCoach™ is designed to increase the efficiency of eye movement and re-train the patients’ ability to integrate visual information between the left and right hand side. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc. Contacts:

6401 Congress Avenue
Suite 140
Boca Raton, FL. 33487
(561) 558-2020

info@vycormedical.com

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